UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               DIGITALTHINK, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                    7372                         94-3244366
(State or other            (Primary Standard Industrial      (I.R.S. Employer
jurisdiction               Classification Code Number)   Identification Number)
of incorporation or
organization)

                               601 Brannan Street
                             San Francisco, CA 94107
                                 (415) 625-4000


(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 1996 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                 Michael W. Pope
                             Chief Executive Officer
                               DigitalThink, Inc.
                               601 Brannan Street
                             San Francisco, CA 94107
                                 (415) 625-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                  JODIE BOURDET
                               Cooley Godward LLP
                                Attorneys At Law
                         One Maritime Plaza, 20th Floor
                          San Francisco, CA 94111-3580

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

============= ====================== ====================== ===================


                                    Proposed
Title of Each                       Maximum      Proposed
Class of Securities    Amount       Offering     Maximum
to be                  to be        Price        Aggregate        Amount of
Registered           Registered     Per Share  Offering Price   Registration Fee
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
1996 Stock Plan
Common Stock, $0.001
par value
(currently
outstanding
options)                   0         $   0       $        0             $     0
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
1996 Stock Plan
Common Stock, $0.001
par value
for future grant) (2)  2,000,000     $2.60       $5,200,000             $478.40
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total 1996 Stock
Plan shares
registered
(1)                     2,000,000      -          -                     $478.40
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Common Stock, $0.001
par value, to be
issued under the
1999 Employee Stock
Purchase Plan (3 & 4)     400,000     $2.21       $ 884,000              $81.33
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total Registration Fees:                                                $559.73
===============================================================================

(1) Represents shares of Common Stock that have become available for issuance under the Registrant's 1996 Stock Plan as a result of the automatic "evergreen provision" effective upon the commencement of the Registrant's fiscal year, April 1, 2003.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 2,000,000 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 15, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Represents shares of Common Stock which have become available for issuance under the Registrant's 1999 Employee Stock Purchase Plan as a result of an automatic "evergreen provision" effective upon the commencement of the Registrant's fiscal year, April 1, 2001.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 15, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1996 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-43284, File No. 333-56770, File No. 333-68384 and FileNo. 333-86732) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 4, 2002.

(b) The Registrant's Proxy Statement on Form 14A filed as of June 4, 2002 in connection with the Annual Meeting of Stockholders held on July 18, 2002.

(c) The Registrant's Form 8-K filed on July 19, 2002.

(d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, as filed pursuant to Section 13 (a) of the Exchange Act on August 13, 2002.

(e) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 2002, as amended and as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 28, 2002.

(f) The Registrant's Form 8-K filed on October 8, 2002.

(g) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 as filed pursuant to Section 13(a) of the Exchange Act on November 7, 2002.

(h) The Registrant's Form 8-K filed on January 28, 2003.

(i) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002 as filed pursuant to Section 13(a) of the Exchange Act on February 11, 2003.

(j) The Registrant's Form 8-K filed on April 17, 2003.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. ...Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on April 21, 2003.


                          DIGITALTHINK, INC.

                          By:  /s/ MICHAEL W. POPE
                          ------------------------
                          Michael W. Pope
                          Chief Executive Officer, President and
                          Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Pope and Robert J. Krolik, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                     TITLE                            DATE

/S/ MICHAEL W. POPE        Chief Executive Officer, President
------------------------   and Director (Principal Executive    April 21, 2003
Michael W. Pope            Officer)


/S/ JON C. MADONNA         Chairman of the Board                April 21, 2003
------------------------
Jon C. Madonna

/S/ PETER J. GOETTNER      Director                             April 21, 2003
------------------------
Peter J. Goettner

/S/ ROGER GODDU            Director                             April 21, 2003
------------------------
Roger Goddu

/S/ STEVEN L. ESKENAZI     Director                             April 21, 2003
------------------------
Steven L. Eskenazi

/S/ SAMUEL D. KINGSLAND    Director                             April 21, 2003
------------------------
Samuel D. Kingsland

/S/ WILLIAM H. LANE III    Director                             April 21, 2003
------------------------
William H. Lane III

/S/ RODERICK C. MCGEARY    Director                             April 21, 2003
------------------------
Roderick C. McGeary

                               Index to Exhibits

------------------------
     Exhibit Number                    Exhibit Document

         5.1             Opinion of Counsel

         23.1            Independent Auditors' Consent

         23.2            Consent of Counsel (contained in Exhibit 5.1 hereto)

         24.1            Power of Attorney (see signature page)